UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K/A
(Amendment No. 1 to Form 8-K, filed on February 15, 2013)

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report May 10, 2013

_______________________________

MVB FINANCIAL CORP

(Exact name of registrant as specified in its charter)

_______________________________

WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 15, 2013, the Company filed a report related to an acquisition including financial statements required to be filed within 71 calendar days after the closing of the acquisition on Form 8-K with Securities and Exchange Commission (“SEC”). The Company has determined that it needs to correct its 8-K filing to include certain audited and unaudited financial statements for the acquired entity that were inadvertently not included in the filing. In addition, the Company has included clarifying statements regarding: reclassifications on pro forma financial statements included in the original 8-K that had no effect on net income or shareholders’ equity; inclusion of legend language to clarify financial models; clarifications of legal names of entities; and updates on a private offering that concluded in the period between the initial 8-K filing and this 8-K/A filing.

The Company hereby files this amendment to the 8-K (the 8-K/A) to include inadvertently omitted audited and unaudited financial statements and the other clarifications noted above. None of the other information previously disclosed in the 8-K is modified by this 8-K/A.

Item 9.01 Financial Statements and Exhibits.

These are the pro forma financial statements referred to in Section 9.01 of the report on Form 8-K filed by MVB Financial Corp. on December 20, 2012.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined balance sheet as of September 30, 2012 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011 are based on the historical financial statements of MVB Financial Corp. and Potomac Mortgage Group, LLC after giving to effect the acquisition in which MVB Financial Corp.’s wholly owned subsidiary, MVB Bank, Inc., will acquire Potomac Mortgage Group, LLC., as adjusted to reflect the subsequent issuance of up to 83,333 shares of MVB Financial Corp. at $24 per share. The acquisition will be accounted for using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) ASC 805, “Business Combinations” (“ASC 805”).

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2012 and for the year end December 31, 2011 give effect to the acquisition as of the beginning of all periods presented. The unaudited pro forma condensed combined balance sheet as of September 30, 2012 assumed that the acquisition took place on September 30, 2012.

The unaudited condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2012 were derived from MVB Financial Corp.’s unaudited condensed financial statements, and Potomac Mortgage Group, LLC’s unaudited condensed financial statements and as of and for the nine months ended September 30, 2012, as adjusted for the subsequent issuance of up to 83,333 shares of MVB Financial Corp. at $24 per share. The unaudited condensed statement of operations for the year ended December 31, 2011 was derived from MVB Financial Corp. and Potomac Mortgage Group, LLC’s audited statements of income for the year ended December 31, 2011.

The pro forma condensed combined financial statements reflect management’s best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed will result in adjustments, which may be material, to the balance sheet and/or statement of operations.

As required, the unaudited pro forma condensed combined financial data includes adjustments which give effect to the events that are directly attributable to the acquisition, expected to have a continuing impact and are factually supportable.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the acquisition occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any date or for any future period. Please refer to the following information in conjunction with the accompanying notes to these pro forma financial statements and the historical financial statements.

3

MVB Financial Corp. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2012

	Historical		Pro Forma		Pro Forma
			Capital		Acquisition		Combined
(in thousands)	MVB	PMG	Issuance		Adjustments		Pro Forma
Assets
Cash and due from banks	$11,132	$3,166	$20,000	A	$(22,075	)B	$12,223
Interest bearing balances	3,774	—	—		—		3,774
Certificates of deposits with other banks	9,427	—	—		—		9,427
Investment securities:
Securities held-to-maturity, at amortized cost	32,816	—	—		—		32,816
Securities available-for-sale, at approximate fair value	84,326	—	—		—		84,326

Loans:	446,215	—	—		—		446,215
Less: Allowance for loan losses	(3,692)	—	—		—		(3,692)
Net loans	442,523	—	—		—		442,523
Loans held for sale, net	4,883	62,350	—		250	C	67,483
Bank premises, furniture and equipment, net	8,848	412	—		—		9,260
Goodwill	897	—	—		15,399	E	16,296
Bank owned life insurance	8,307	—	—		—		8,307
Accrued interest receivable and other assets	6,698	3,174	—		—		9,872
Total assets	$613,631	$69,102	$20,000		$(6,426)		$696,307

Liabilities
Deposits
Non-interest bearing	$49,818	$—	$—		$—		$49,818
Interest bearing	421,413	—	—		—		421,413
Total deposits	471,231	—	—		—		471,231

Accrued interest, taxes and other liabilities	3,043	2,077	—		(50	)D	5,070
Repurchase agreements	69,264	—	—		—		69,264
Warehouse line of credit		58,649	—		—		58,649
Federal Home Loan Bank and other borrowings	15,147	—	—		—		15,147
Long-term debt	4,124	—	—		—		4,124
Total liabilities	562,809	60,726	—		(50)		623,485

Stockholders’ equity
Preferred stock, $1,000 par value, 8,500 shares authorized and issued	8,500	—	—		—		8,500
Common stock, $1 par value, 4,000,000 authorized	2,247	—	833	A	83	B	3,163

Additional paid-in capital	32,976	—	19,167	A	1,917	B	54,060
Treasury stock, 51,077 shares	(1,084)	—	—		—		(1,084)
Members' Equity	—	8,376	—		(8,376	)B	—
Retained earnings	8,678	—	—		—		8,678
Accumulated other comprehensive (loss)	(495)	—	—		—		(495)
Total stockholders’ equity	50,822	8,376	20,000		(6,376)		72,822
Total liabilities and stockholders’ equity	$613,631	$69,102	$20,000		$(6,426)		$696,307

See accompanying notes to the unaudited pro forma condensed combined financial statements.

4

MVB Financial Corp. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2012

	Historical		Pro Forma
			Acquisition		Combined
(in thousands)	MVB	PMG	Adjustments		Pro Forma

Interest income	$16,408	$1,222	—		$17,630
Interest expense	3,669	1,008	—	E	4,677
Net interest income	12,739	214	—		12,953
Provision for loan losses	2,125	—	—		2,125
Net interest income after provision for loan losses	10,614	214	—		10,828

Noninterest Income	3,990	8,160	—		12,150
Noninterest Expense	10,865	3,913	—		14,778
Income before income taxes	3,739	4,461	—		8,200
Income tax expense	1,013	—	1,428	F	2,441
Net income	$2,726	$4,461	$(1,428)		$5,759

Preferred stock dividends	115	—	—		115
Net Income available to common shareholders	$2,611	$4,461	$(1,428)		$5,644

Basic earnings per common share	$1.19	n/a			$1.82
Diluted earnings per common share	$1.17	n/a			$1.79
Basic weighted average shares Outstanding	2,188,580	n/a	916,000		3,104,580
Diluted weighted average shares Outstanding	2,238,637	n/a	916,000		3,154,637

See accompanying notes to the unaudited pro forma condensed financial statements.

5

MVB Financial Corp. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2011

	Historical		Pro Forma
			Acquisition		Combined
(in thousands)	MVB	PMG	Adjustments		Pro Forma

Interest Income	$19,008	$1,026	$—		$20,034
Interest Expense	4,900	738	—	E	5,638

Net Interest Income	14,108	288	—		14,396
Provision for loan losses	1,723	110	—		1,833
Net interest income after provision for loan losses	12,385	178	—		12,563
Noninterest Income	3,688	5,788	—		9,476
Noninterest Expense	12,359	3,301	—		15,660
Income before income taxes	3,714	2,665	—		6,379
Income tax expense	1,012	—	973	F	1,985
Net Income	$2,702	$2,665	$(973)		$4,394

Preferred stock dividends	44	—	—		44
Net Income available to common shareholders	$2,658	$2,665	$(973)		$4,350

Basic earnings per common share	$1.24	n/a			$1.43
Diluted earnings per common share	$1.21	n/a			$1.41
Basic weighted average shares Outstanding	2,147,890	n/a	916,000		3,063,890
Diluted weighted average shares Outstanding	2,194,410	n/a	916,000		3,110,410

See accompanying notes to the unaudited pro forma condensed combined financial statements.

6

Notes to Unaudited Condensed Combined Pro Forma Financial Statements

1)	Description of the Acquisition and Basis of Preparation

The Acquisitions

The former Potomac Mortgage Group, LLC, which was acquired by MVB Bank, Inc., a subsidiary of MVB Financial Corp. is operated, under a new entity, Potomac Mortgage Group, Inc. as a wholly owned subsidiary of MVB Bank, Inc. The aggregate purchase price for all of the issued and outstanding Interests (the “Purchase Price”) was $17 million in cash and 83,333 shares of MVB Financial Corp. Common Stock, with the purchase price paid to each Member of Potomac Mortgage Group, LLC consisting of either cash and MVB Financial Corp. Common Stock or cash only. At the time of the original filing on Form 8-K, MVB Financial Corp. was in the process of issuing approximately 833,000 shares associated with the raising approximately $20,000,000 in common equity, with a portion of the proceeds anticipated to be used to finance the acquisition of Potomac Mortgage Group, LLC. The pro forma financials were prepared assuming that all shares of common stock would be sold at $24 per share, as occurred. Subsequent to the original filing on Form 8-K, MVB Financial Corp. increased the private offering to issue 1,132,527 shares with a total capital raise of $27,180,648 in common equity.

Additional transaction costs to be incurred, under the pro formas, in the acquisition were assumed to be $585,000 for MVB Financial Corp. and its subsidiaries which are paid out as of the merger date and expensed to retained earnings. These costs are associated with legal, accounting, and due diligence fees directly related to the acquisition and are not expected to have a continuing impact on operations and therefore have not been included in the Unaudited Condensed Combined Pro Forma Statement of Operations.

Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on MVB Financial Corp. and Potomac Mortgage Group, LLC’s historical financial information. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

However, direct loan origination costs classified in Potomac Mortgage Group, LLC’s audited financial statements as operating expenses were reclassified against mortgage banking income to conform to the current presentation model of MVB Financial Corp. Reclassifications had no effect on net income or shareholders’ equity.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisition actually taken place at the dates indicated and do not purport to be indicative of future financial condition or operating results.

2)	Acquisition Method

The pro forma condensed combined financial statements reflect the accounting for the transaction under the acquisition method, where the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill. Goodwill of $15 million arising from the acquisition consisted largely of synergies and the cost savings resulting from the combining of the operations of the companies and is deductible for tax purposes.

The purchase price allocation for Potomac Mortgage Group, LLC is summarized as follows (in thousands):

Consideration
Cash	$17,000
Equity Instruments	2,000

Fair Value of Total Consideration Transferred	$19,000

Recognized amounts of identifiable assets acquired and liabilities assumed

Cash and cash equivalents	$—
Loans held for sale	62,600
Premises and equipment	412
Other assets	3,174
Total assets acquired	$66,186

7

Warehouse line of credit	58,649
Other borrowings	—
Liability to seller	1,909
Other liabilities	2,027
Total liabilities assumed	$62,585

Total identifiable net assets	3,601

Goodwill	15,399

$19,000

3)	Pro Forma Adjustments and Assumptions

A.	Reflects a capital raise of $20 million at $24 per share subsequent to closing. See Note 1.
B.	Reflects the one-time pre-closing dividend of $5.075 million to Potomac Mortgage Group, LLC members and elimination of Potomac Mortgage Group, LLC’s remaining historical net equity of approximately $3.3 million as a result of the acquisition. Additional consideration transferred to Potomac Mortgage Group, LLC members of $17 million in cash and $2 million in common stock with certain restrictions.
C.	Reflects a purchase accounting adjustment associated with Potomac Mortgage Group, LLC's loans held for sale. Loans held for sale are to be reflected at fair value.
D.	Reflects the removal of a deferred rent accrual.
E.	MVB Financial Corp. anticipates eliminating the Potomac Mortgage Group, LLC warehouse facilities and financing originations through current unused lines with the FHLB. As noted in the December 31, 2011 financial statements of MVB Financial Corp., the remaining maximum borrowing capacity with the FHLB at December 31, 2011 was approximately $174.4 million and MVB Financial Corp.’s subsidiary, MVB Bank, Inc. had borrowed $9.8 million. At September 30, 2012, MVB Bank, Inc. had the maximum borrowing capacity at the FHLB of $205 million and had borrowed $15.1 million.
F.	Reflects the tax impact of converting from a pass-through entity as a limited liability corporation to a C-Corp. Marginal tax rate of 36.5% was utilized.

4)	Required Audited and Unaudited Financial Statements of Potomac Mortgage Group, LLC

Below are the required audited and unaudited financial statements of Potomac Mortgage Group, LLC and, separately, a letter of consent from the auditors for Potomac Mortgage Group, LLC.

8

POTOMAC MORTGAGE GROUP, LLC

AUDITED FINANCIAL STATEMENTS

December 31, 2010 and 2009

Mortgage I.D. Number #30035 0000-6

Audit Partner – Brian McQuade

Audit Finn’s Federal I.D. #52-1223909

POTOMAC MORTGAGE GROUP, LLC

AUDITED FINANCIAL STATEMENTS

December 31, 2010 and 2009

Report of Independent Auditors	1

Balance Sheet	2

Statement of Income	3

Statement of Changes in Members’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6-12

Computation of Adjusted Net Worth for HUD Requirement Purposes	13

Report on Internal Control over Financial Reporting and on Compliance and Other Matters Based on an Audit of Financial Statements Performed in Accordance with Government Auditing Standards	14-15

Independent Auditors’ Report on Compliance with Specific Requirements Applicable to Major HUD Programs	16-17

Certified Public Accountants and Consultants

1730 Rhode Island Avenue, NW

Suite 800

Washington, DC 20036

To the Members

Potomac Mortgage Group, LLC

Fairfax, Virginia

Report of Independent Auditors

We have audited the accompanying balance sheets of Potomac Mortgage Group, LLC (the Company) as of December 31, 2010 and 2009 and the related statements of income, changes in members’ equity, and cash flows for the year ended December 31, 2010 and for the period January 16, 2009 (inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Potomac Mortgage Group, LLC at December 31, 2010 and 2009 and the results of its operations and its cash flows for the year ended December 31, 2010 and the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued our report dated March 4, 2011, on our consideration of the Company’s internal control over financial reporting and on our tests of its compliance with certain provisions of laws, regulations, and contracts. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The computation of adjusted net worth for HUD requirement purposes (shown on page 13) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects, in relation to the financial statements taken as a whole.

Washington, DC

March 4, 2011

Telephone (202) 296-3306

Fax (202) 296-0059

www.mcquadebrennan.com

Member, Enterprise Worldwide

An International Association of Accountants and Advisors

POTOMAC MORTGAGE GROUP, LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2010 AND 2009

December 31,	2010	2009

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,206,713	$1,807,246
Loans held for sale at lower of cost or market, net	15,498,652	2,183,670
Accounts receivable	13,197	3,645
Prepaid expenses	71,636	50,787
Escrows	157,597	51,626

TOTAL CURRENT ASSETS	$17,947,795	$4,096,974

DERIVATIVE INSTRUMENTS	244,284	231,479

PROPERTY AND EQUIPMENT, NET	328,364	251,498

INTANGIBLES, NET	33,465	32,549

DEPOSITS	47,345	36,426

TOTAL ASSETS	$18,601,253	$4,648,926

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$278,854	$141,659
Accrued compensation	280,408	191,527
Escrows payable	152,706	49,079
Other current liabilities	76,050	251
Warehouse line of credit	15,133,072	2,171,114
Deferred rent	97,923	54,027
Notes payable, current	27,606	26,251

TOTAL CURRENT LIABILITIES	16,046,619	2,633,908

Notes payable, net of current portion	72,771	100,377

TOTAL LIABILITIES	16,119,391	2,734,285

MEMBERS’ EQUITY	2,481,862	1,914,641

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$18,601,253	$4,648,926

The accompanying notes are an integral part of these financial statements.

2

POTOMAC MORTGAGE GROUP, LLC

STATEMENTS OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2010

FOR THE PERIOD JANUARY 16, 2009 (INCEPTION)

THROUGH DECEMBER 31, 2009

	2010	2009

INCOME

Loan origination fees	$2,957,949	$1,085,007
Gain on sale of mortgages	3,688,648	1,206,259
Unrealized gain on derivative instruments	12,805	231,479
Net interest income	128,758	39,931
Other income	577,758	158,166

TOTAL INCOME	7,365,918	2,720,842

EXPENSES

Salaries and incentive compensation	3,922,544	1,264,030
General and administrative	1,305,772	487,064
Payroll taxes and benefits	298,633	102,520
Rent	295,737	110,831
Investor fees and miscellaneous loan expense	280,032	92,902
Advertising and marketing	155,621	31,629
Depreciation and amortization	108,551	31,989
Loan loss reserves	85,897	54,103
Insurance	21,263	6,133

TOTAL EXPENSES	6,474,051	2,181,201

NET INCOME	$891,867	$539,641

The accompanying notes are an integral part of these financial statements.

3

POTOMAC MORTGAGE GROUP, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2010

FOR THE PERIOD JANUARY 16, 2009 (INCEPTION)

THROUGH DECEMBER 31, 2009

2009 net income	$539,641
Member contributions	1,375,000

Members’ Equity at December 31, 2009	$1,914,641

2010 net income	$891,867
Member distributions	(324,646)

Members’ Equity at December 31, 2010	$2,481,862

The accompanying notes are an integral part of these financial statements.

4

POTOMAC MORTGAGE GROUP, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2010

FOR THE PERIOD JANUARY 16, 2009 (INCEPTION)

THROUGH DECEMBER 31, 2009

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$891,867	$539,641
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	108,551	31,989
Loan loss reserves	85,897	54,103
(Increase) in:
Loans held for sale	(13,400,879)	(2,237,773)
Accounts receivable	(9,552)	(3,645)
Prepaid expenses	(20,849)	(50,787)
Escrows	(105,971)	(51,626)
Derivative instruments	(12,805)	(231,479)
Deposits	(10,919)	(36,426)
Increase in:
Accounts payable and accrued expenses	137,195	141,659
Accrued compensation	88,881	191,527
Escrow payables	103,627	49,079
Other current liabilities	75,799	251
Deferred rent	43,896	54,027

NET CASH USED IN OPERATING ACTIVITIES	(12,025,262)	(1,549,460)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, equipment and software	(186,333)	(185,441)

NET CASH USED IN INVESTING ACTIVITIES	(186,333)	(185,441)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from warehouse line of credit	12,961,958	2,171,114
Member contributions		1,375,000
Member distributions	(324,646)
Payments on notes	(26,251)	(3,967)

NET CASH PROVIDED BY FINANCING ACTIVITIES	12,611,061	3,542,147

NET INCREASE IN CASH AND CASH EQUIVALENTS	399,467	$1,807,246

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,807,246	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,206,713	$1,807,246

SUPPLEMENTAL DISCLOSURES
Interest paid	$5,782	$947
State taxes paid	$11,181

The accompanying notes are an integral part of these financial statements.

5

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2010

FOR THE PERIOD JANUARY 16, 2009 (INCEPTION)

THROUGH DECEMBER 31, 2009

NOTE A – NATURE OF ORGANIZATION

Potomac Mortgage Group, LLC (the Company) is a limited liability company organized in January 2009 under the laws of the Commonwealth of Virginia. The Company is engaged in originating residential mortgage loans in the Washington Metropolitan Area. Loans originated are generally FHA Government Insured, VA Government Guaranteed as well as conventional loans and are collateralized by the residential property.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation	The accompanying financial statements were prepared using the accrual basis of accounting in accordance with generally accepted accounting principles.
Revenue Recognition

The Company entered into a loan purchase agreement (Agreement) with George Mason Mortgage, L.L.C. (GMM) whereby it agrees to sell and deliver to the investor originated mortgage loans. The price at which the mortgage loans will be sold to the investor is fixed as of the date the Company enters into a rate lock commitment with the borrower and is not subject to fluctuations based on changes in market conditions. If a prospective borrower cancels the loan agreement, the forward sale of the loan to the investor is also cancelled. The Company records mortgage loan origination fees at the date the loans are settled with the mortgagor and gains on the sale of mortgage loans when they are sold and delivered to the investor.

The Company accounts for the sale of mortgage loans to investors pursuant to the Transfers and Servicing topic (Topic 860) of the FASB Accounting Standards Codification because the loan assets have been legally isolated from the Company; the Company has no ability to restrict or constrain the ability of the investor to pledge or exchange the mortgage loans; and, because the Company does not have the entitlement or ability to repurchase the mortgage loans or unilaterally cause the investor to put the mortgage loans back to the Company.

Gains on sale of mortgage loans represent the difference between the net sales proceeds and the carrying value of the mortgage loans sold and are recognized at the time of sale.

Cash and Cash Equivalents	The Company considers all highly liquid short-term investments which have an original maturity of three months or less to be cash equivalents.

6

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

FOR THE PERIOD JANUARY 16, 2009 (INCEPTION)

THROUGH DECEMBER 31, 2009

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans held for Sale

Loans originated and intended for sale into the secondary market are carried at the lower of cost or estimated fair value. Net unrealized losses are recognized through a valuation allowance by charges to operations. The carrying value of loans includes the principal outstanding balance and allowance for loss on loans.

Prepaid expenses	Prepaid expenses comprise of advance payments of rent, insurance and certain miscellaneous items made as of December 31, 2010 and 2009.
Escrows

At the time of closing, the Company collects and holds certain loan closing costs on behalf of third parties. Amounts collected are held in separate escrow accounts and disbursed in accordance with Company policies.

Derivative Instruments

In the normal course of business, the Company enters into contractual commitments to extend mortgage financing to borrowers for the purchase of a residence. All mortgagors are evaluated for credit worthiness prior to the extension of this commitment. To mitigate the risk of adverse changes in interest rates the Company enters into purchase commitments with investors. This forward sale commitment is entered into on the same date as the interest rate lock commitment is extended to the borrower. In accordance with the Derivatives and Hedging topic (Topic 815) of the FASB Accounting Standards Codification, the forward sale commitments are classified as derivatives.

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is recorded using the straight-line method over the estimated useful lives of the assets which range from three to six years. Maintenance and repairs are expensed as incurred.

Intangibles

The Company incurred software acquisition and licensing costs during 2010 and 2009. The software and licenses are carried at cost and amortized using the straight-line method over three years. For the year ending December 31, 2010, the Company recorded amortization expense of $15,159. For the period ending December 31, 2009, the Company recorded amortization expense of $6,374.

7

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

FOR THE PERIOD JANUARY 16, 2009 (INCEPTION)

THROUGH DECEMBER 31, 2009

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company is a limited liability company which elects to be treated as a partnership for income tax reporting purposes and, therefore, is not subject to federal or state income tax, except for revenues associated with loans originated in the District of Columbia and Maryland. In accordance with the laws of the respective jurisdictions, the Company accrued unincorporated business income tax liabilities in the amount of $20,000 payable to the District of Columbia and State of Maryland for the year ended December 31, 2010.

The Company has adopted the accounting of uncertainty in income taxes as required by the Income Taxes topic (Topic 740) of the FASB Accounting Standards Codification. Topic 740 requires the Company to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is more than fifty percent likely of being realized upon ultimate settlement which could result in the Company recording a tax liability that would reduce the Company’s capital.

The Company has analyzed its tax positions, and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on returns filed for the open tax year (2009), or expected to be taken in the Company’s 2010 tax returns. The Company is not aware of any tax positions for which it believes that there is a reasonable possibility that the total amounts of unrecognized tax benefits will change materially in the next twelve months.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

Reclassifications	Certain amounts for December 31, 2009 have been reclassified to conform to the current year presentation.

8

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

FOR THE PERIOD JANUARY 16, 2009 (INCEPTION)

THROUGH DECEMBER 31, 2009

NOTE C – CONCENTRATIONS OF RISKS

The Company maintains its cash and cash equivalents at one financial institution. As of December 31, 2010, cash held in financial institution was not in excess of the Federal Deposit Insurance Corporation’s (FDIC) limits. As of December 31, 2009, the Company held approximately $1,654,000 in excess of the Federal Deposit Insurance Corporation limit of $250,000.

The Company entered into a loan purchase agreement with George Mason Mortgage L.L.C. (GMM), whereby the Company sells mortgage loans to GMM pursuant to the provisions set forth in the loan purchase agreement.

NOTE D – PROPERTY AND EQUIPMENT

Following is a summary of property and equipment at cost as of December 31, 2010 and 2009:

Description	2010	2009
Equipment	$326,430	$235,562
Furniture	104,142	34,001
Leasehold improvements	16,799	7,550
	447,371	277,113
Less: Accumulated depreciation	(119,007)	(25,615)

Total	$328,364	$251,498

Depreciation expense for the year ended December 31, 2010 was $93,392. Depreciation expense for the period ended December 31, 2009 was $25,615.

NOTE E – WAREHOUSE LINE OF CREDIT

The Company’s mortgage loan originations are funded through the use of a warehouse loan facility. Cardinal Financial Corporation (Cardinal) has provided the warehouse facility since June 2009. GMM is a wholly-owned subsidiary of Cardinal. The original limit on the line of credit was $10 million. During 2010, the Company modified the terms of the original agreement thereby extending the limit to $20 million. This warehouse facility bears interest at a variable rate based on the Federal Funds Target Rate plus 3%. According to the terms of the modified agreement, the Company shall maintain members’ tangible equity of at least $1.5 million. The Company remains joint and severally liable along with GMM for obligations under the warehouse facility. The Company guarantees amounts outstanding under the $20 million warehouse loan facility subsequent to the sale of related mortgage note receivables primarily to GMM. In the event the Company is required to perform under the guarantee, it would foreclose on the mortgaged property to recover the amounts paid under the guarantee. The Company believes that the fair value of the collateral that it

9

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

FOR THE PERIOD JANUARY 16, 2009 (INCEPTION)

THROUGH DECEMBER 31, 2009

NOTE E – WAREHOUSE LINE OF CREDIT (continued)

would obtain relating to the mortgaged property is greater than the potential amount of future payments under the guarantee. Accordingly, the Company has not recorded the net fair value related to this guarantee as of December 31, 2010. The warehouse line of credit expires June 30, 2011 with the option to renew for an additional 10-month term. Management expects the warehouse facility to be extended beyond the aforementioned period.

NOTE F – COMMITMENTS

In June 2009, the Company executed an agreement to sublease office space in Reston, Virginia until May 31, 2015. The agreement provides for base rent increases at 4% each year. In July 2010, the Company executed an agreement to lease office space in Fairfax, Virginia until September 30, 2013. The agreement provides for base rent increases at 3% each year. Future minimum rental payments under the lease agreements are as follows:

For the Years Ending December 31,	Fairfax	Reston	Total
2011	$139,279	$179,767	$319,047
2012	143,458	186,958	330,416
2013	110,183	194,436	304,619
2014		202,214	202,214
2015		85,628	85,628

Total future minimum lease payments	$392,920	$849,004	$1,241,924

Rent expense for the year ended December 31, 2010 was $295,737. Rent expense for the period ended December 31, 2009 was $110,831.

The Company is an approved FHA non-supervised lender (Title II). As a result of its participation in the federal program, the Company is required to maintain a minimum net worth of $867,825. As of December 31, 2010, the Company had an adjusted net worth for HUD purposes of $2,290,800 and was, therefore, in compliance with the minimum net worth requirements.

10

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

FOR THE PERIOD JANUARY 16, 2009 (INCEPTION)

THROUGH DECEMBER 31, 2009

NOTE G – LOANS HELD FOR SALE

Loans originated and intended for sale into the secondary market are carried at the lower of cost or estimated fair value. Net unrealized losses, if any, are recognized through a valuation allowance by charges to operations. Carrying amount includes unpaid principal balances, valuation allowances, and originator premiums or discounts. At December 31, 2010 and 2009, loans held for sale consists of the following:

Description	2010	2009

Residential Mortgage Loans	$15,638,652	$2,237,773
Less: Loan loss reserves	(140,000)	(54,103)

Loans held for sale, net	$15,498,652	$2,183,670

NOTE H – DERIVATIVE FINANCIAL INSTRUMENTS

The Company has adopted the generally accepted accounting principles related to disclosures about derivative instruments in accordance with Derivatives and Hedging topic (Topic 815) of the FASB Accounting Standards Codification. The topic requires disclosures about objectives and strategies for using derivatives, the fair value of and gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative instruments.

The Company’s use of derivative instruments is limited to forward sale commitments entered into with investors to reduce risk associated with the Company’s interest rate lock commitments with borrowers. As of December 31, 2010 and 2009, the estimated fair value of the forward sale commitments was $244,284 and $231,479, respectively. The forward sale commitments are presented in the asset’s section of the balance sheet as derivative instruments and on the statement of income as unrealized gain on derivative instruments under the revenue section.

NOTE I – FAIR VALUE MEASUREMENTS

In accordance with the Fair Value Measurements and Disclosures topic (Topic 820) of the FASB Accounting Standards Codification, the Company has categorized its financial instrument, based on the priority of the inputs to the valuations technique into a three-level fair value hierarchy. These tiers include:

Level 1.	Observable inputs such as quoted prices in active markets.
Level 2.	Inputs other man quoted prices in active markets that are either directly or indirectly observable.
Level 3.	Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

11

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

FOR THE YEAR ENDED DECEMBER 31, 2010

FOR THE PERIOD JANUARY 16, 2009 (INCEPTION)

THROUGH DECEMBER 31, 2009

NOTE I – FAIR VALUE MEASUREMENTS (continued)

The derivative instruments recorded on the Balance Sheet are categorized based on the inputs to the valuation technique as follows for the year ended December 31, 2010:

	Level 1	Level 2	Level 3	Total
Asset Category -
Derivative Instruments
Forward sale commitments			$244,284	$244,284
Total	—	—	$244,284	$244,284

The derivative instruments recorded on the Balance Sheet are categorized based on the inputs to the valuation technique as follows for the period ended December 31, 2009:

	Level 1	Level 2	Level 3	Total
Asset Category -
Derivative Instruments
Forward sale commitments			$231,479	$231,479
Total	—	—	$231,479	$231,479

NOTE J – SUBSEQUENT EVENTS

As required by the Subsequent Events topic (Topic 855) of the FASB Accounting Standards Codification, the Company has evaluated the impact on its financial statements and disclosures of certain transactions occurring subsequent to its year end through March 4, 2011 which is the date the Company’s financial statements are available to be issued.

12

POTOMAC MORTGAGE GROUP, LLC

COMPUTATION OF ADJUSTED NET WORTH

FOR HUD REQUIREMENT PURPOSES

DECEMBER 31, 2010

1.	Servicing Portfolio at December 31,2010		$0

2.	Add:
	Originated during fiscal year	$86,782,461
	Purchased from Loan Correspondent during fiscal year	0

	SUBTOTAL		86,782,461

3.	Less, amounts included in Line 2:
	Servicing retained	$0
	Loan Correspondent purchases retained	0

	SUBTOTAL		0

4.	TOTAL		$86,782,461

5.	1% of Line 4		$867,825

6.	Minimum Net Worth required (Greater of $250,000 or Line 5)		$867,825

7.	NET WORTH REQUIRED (Lesser of $1,000,000 or Line 6)		$867,825

Members’ Equity (Net Worth) per Balance Sheet			$2,481,862

Less Unacceptable Assets:			(226,193)

ADJUSTED NET WORTH			$2,255,669

Adjusted Net Worth ABOVE Amount Required			$1,387,844

13

Certified Public Accountants and Consultants

1730 Rhode Island Avenue, NW

Suite 800

Washington, DC 20036

To the Members

Potomac Mortgage Group, L.L.C.

Fairfax, Virginia

REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING AND ON

COMPLIANCE AND OTHER MATTERS BASED ON AN AUDIT OF FINANCIAL

STATEMENTS PERFORMED IN ACCORDANCE WITH GOVERNMENT AUDITING

STANDARDS

We have audited the financial statements of Potomac Mortgage Group, L.L.C. (the Company) as of December 31, 2010 and the related statements of income, changes in members’ equity, and cash flows for the year then ended, and have issued our report thereon dated March 4, 2011. We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States.

Internal Control Over Financial Reporting

In planning and performing our audit, we considered the Company’s internal control over financial reporting as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we do not express an opinion on the effectiveness of the Company’s internal control over financial reporting.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affect the Company’s ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Company’s financial statements that is more than inconsequential will not be prevented or detected by the Company’s internal control.

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected by the Company’s internal control.

Telephone (202) 296-3306

Fax (202) 296-0059

www.mcquadebrennan.com

Member, Enterprise Worldwide

An International Association of Accountants and Advisors

14

To the Members

Potomac Mortgage Group, L.L.C.

Our consideration of internal control over financial reporting was for the limited purpose described in the first paragraph of this section and would not necessarily identify all deficiencies in internal control that might be significant deficiencies or material weaknesses. We did not identify any deficiencies in internal control over financial reporting that we consider to be material weaknesses, as defined above.

Compliance and Other Matters

As part of obtaining reasonable assurance about whether the Company’s financial statements are free of material misstatements, we performed tests of its compliance with certain provisions of laws, regulations, contracts and grant agreements, noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audit, and accordingly, we do not express such an opinion. The results of our test disclosed no instances of noncompliance or other matters that are required to be reported under Government Auditing Standards.

This report is intended solely for the information and use of management, the Board of Members, others within the Company and federal awarding agencies and is not intended to be and should not be used by anyone other than these specified parties.

Washington, DC

March 4, 2011

15

Certified Public Accountants and Consultants

1730 Rhode Island Avenue, NW

Suite 800

Washington, DC 20036

To the Members

Potomac Mortgage Group, L.L.C.

Fairfax, Virginia

Independent Auditors’ Report on Compliance with Specific

Requirements Applicable to Major HUD Programs

We have audited the Company’s compliance with the specific program requirements governing:

●	The Quality Control Plan;
●	Loan origination;
●	Loan settlement;
●	Federal financial and activity reports;
●	Kickbacks; and
●	Mortgage approval requirements

that could have a direct and material effect on each of the Company’s major U.S. Department of Housing and Urban Development (HUD)-assisted programs, for the year ended December 31, 2010. Compliance with those requirements is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s compliance based on our audit.

We conducted our audit of compliance in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the Guide), issued by the HUD Office of the Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether noncompliance with the compliance requirements referred to above that could have a direct and material effect on a major HUD-assisted program occurred. An audit includes examining, on a test basis, evidence about the Company’s compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion. Our audit does not provide a legal determination of the Company’s compliance with those requirements.

Telephone (202) 296-3306

Fax (202) 296-0059

www.mcquadebrennan.com

Member, Enterprise Worldwide

An International Association of Accountants and Advisors

16

To the Members

Potomac Mortgage Group, L.L.C.

The results of our audit procedures disclosed no instances of noncompliance with the requirements referred to above. We considered those results in forming our opinion on compliance, which is expressed in the following paragraph.

In our opinion, Potomac Mortgage Group, L.L.C. complied, in all material respects, with the requirements referred to above that could have a direct and material effect on each of its major HUD-assisted programs for the year ended December 31, 2010.

This report is intended solely for the information and use of the Board of Members, management, others within the Company, and the Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Washington, DC

March 4, 2011

17

POTOMAC MORTGAGE GROUP, LLC

AUDITED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Mortgage I.D. Number #30035 0000-6

Audit Partner – Brian McQuade

Audit Firm’s Federal I.D. #52-1223909

POTOMAC MORTGAGE GROUP, LLC

AUDITED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Report of Independent Auditors	1-2

Balance Sheets	3

Statements of Income	4

Statements of Comprehensive Income	5

Statement of Changes in Members’ Equity	6

Statement of Cash Flows	7

Notes to Financial Statements	8-15

Computation of Adjusted Net Worth for HUD Requirements Purpose	16

Independent Auditor’s Report on Internal Control	17-18

Certified Public Accountants and Consultants

1730 Rhode Island Avenue, NW

Suite 800

Washington, DC 20036

To the Members

Potomac Mortgage Group, LLC

Fairfax, Virginia

Report of Independent Auditors

We have audited the accompanying balance sheets of Potomac Mortgage Group, LLC (the Company) as of December 31, 2011 and 2010 and the related statements of income, changes in members’ equity, and cash flows for the year ended December 31, 2011 and 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Potomac Mortgage Group, LLC at December 31, 2011 and 2010 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued a report dated February 28, 2012 on our consideration of the Company’s internal control over financial reporting. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and the results of that testing and not to provide an opinion on internal control over financial reporting. In accordance with Government Auditing Standards, we have also issued an opinion dated February 28, 2012, on the Company’s compliance with certain provisions of laws, regulations, contracts, and grant agreements, and other matters that could have a direct and material effect on a major HUD-assisted program. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be considered in assessing the results of our audit.

Telephone (202) 296-3306

Fax (202) 296-0059

www.mcquadebrennan.com

Member, Enterprise Worldwide

An International Association of Accountants and Advisors

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The computation of adjusted net worth for HUD requirement purposes shown on page 14 is presented for purposes of additional analysis as required by the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General, and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Washington, DC February 28, 2012

POTOMAC MORTGAGE GROUP, LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2011 AND 2010

December 31,	2011	2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,230,914	$2,206,713
Loans held for sale at lower of cost or market, net	36,753,198	15,498,652
Accounts receivable	7,910	13,197
Prepaid expenses	100,625	71,636
Escrows	252,002	157,597

TOTAL CURRENT ASSETS	42,344,649	17,947,795

OTHER ASSETS
Derivative instruments	1,134,691	244,284
Property and equipment, net	394,076	328,364
Intangibles, net	27,185	33,465
Deposits	44,830	47,345
Investment in unconsolidated joint venture	55,417

TOTAL ASSETS	44,000,848	18,601,253

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	618,778	278,854
Accrued compensation	572,054	280,408
Escrows payable	242,762	152,706
Other current liabilities	25,682	76,051
Warehouse line of credit	36,031,922	15,133,072
Deferred rent	64,004	97,923
Due to Lender Service Provider, LLC	15,152
Notes payable, current	37,063	27,606

TOTAL CURRENT LIABILITIES	37,607,417	16,046,620

Notes payable, net of current portion	79,301	72,771

TOTAL LIABILITIES	37,686,718	16,119,391

MEMBERS’ EQUITY	6,314,130	2,481,862

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$44,000,848	$18,601,253

The accompanying notes are an integral part of these financial statements.

3

POTOMAC MORTGAGE GROUP, LLC

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

For the year ended December 31,	2011	2010

INCOME

Loan origination fees	$5,193,274	$2,957,949
Gain on sale of mortgages	6,171,171	3,688,648
Interest income	1,025,532	510,066
Other income	1,081,740	577,758

TOTAL INCOME	13,471,717	7,734,421

EXPENSES

Salaries and incentive compensation	6,763,438	3,922,544
General and administrative	2,152,520	1,317,773
Interest expense	738,359	381,308
Payroll taxes and benefits	548,963	298,633
Rent	313,676	295,737
Investor fees and miscellaneous loan expense	573,598	280,032
Advertising and marketing	141,463	143,621
Depreciation and amortization	182,040	108,551
Loan loss reserves	110,000	85,897
Insurance	28,660	21,263

TOTAL EXPENSES	11,552,717	6,855,359

NET INCOME FROM OPERATIONS	1,919,000	879,062

OTHER EXPENSES

Loss from unconsolidated joint venture	(144,583)

NET INCOME	$1,774,417	$879,062

The accompanying notes are an integral part of these financial statements.

4

POTOMAC MORTGAGE GROUP, LLC

STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

For the year ended December 31,	2011	2010

NET INCOME	$1,774,417	$879,062

OTHER COMPREHENSIVE INCOME
Unrealized gain on forward loan sale contracts	890,407	12,805

TOTAL OTHER COMPREHENSIVE INCOME	890,407	12,805

COMPREHENSIVE INCOME	$2,664,824	$891,867

5

POTOMAC MORTGAGE GROUP, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Members’ Equity at December 31, 2009	$1,914,641

2010 Net income	879,062
Comprehensive income	12,805
Member distributions	(324,646)

Members’ Equity at December 31, 2010	$2,481,862

2011 Net income	1,774,417
Comprehensive income	890,407
Member distributions	(432,556)
Member contributions	1,600,000

Members’ Equity at December 31,2011	$6,314,130

The accompanying notes are an integral part of these financial statements.

6

POTOMAC MORTGAGE GROUP, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$1,774,417	$879,062
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	182,040	108,551
Loan loss reserves	110,000	85,897
Loss from unconsolidated joint venture	144,583
(Increase) decrease in:
Loans held for sale at lower of cost or market, net	(21,364,546)	(13,400,879)
Accounts receivable	5,287	(9,552)
Prepaid expenses	(28,989)	(20,849)
Escrows	(94,405)	(105,971)
Deposits	2,515	(10,919)
Increase (decrease) in:
Accounts payable and accrued expenses	339,924	137,195
Accrued compensation	291,646	88,881
Escrows payable	90,056	103,627
Other current liabilities	(50,369)	75,799
Deferred rent	(33,919)	43,896
Due to Lender Service Provider, LLC	15,152

NET CASH USED IN OPERATING ACTIVITIES	(18,616,608)	(12,025,262)

CASH FLOWS FROM INVESTING ACTIVITIES

Capital contributions to unconsolidated joint venture	(200,000)
Purchases of property, equipment and software	(241,472)	(186,332)

NET CASH USED IN INVESTING ACTIVITIES	(441,472)	(186,332)

CASH FLOWS FROM FINANCING ACTIVITIES

Borrowings from warehouse line of credit	20,898,850	12,961,958
Member contributions	1,600,000
Member distributions	(432,556)	(324,646)
Borrowings (payments) on notes	15,987	(26,251)

NET CASH PROVIDED BY FINANCING ACTIVITIES	22,082,281	12,611,061

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,024,201	399,467

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,206,713	1,807,246

CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,230,914	$2,206,713

SUPPLEMENTAL DISCLOSURES
Interest paid	$693,167	$5,782
State taxes paid	$26,874	$11,181

The accompanying notes are an integral part of these financial statements.

7

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE A – NATURE OF ORGANIZATION

Potomac Mortgage Group, LLC (the Company) is a limited liability company organized in January 2009 under the laws of the Commonwealth of Virginia. The Company is engaged in originating residential mortgage loans in the Washington Metropolitan Area. Loans originated are generally FHA Government Insured, VA Government Guaranteed as well as conventional loans and are collateralized by the residential property.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation	The accompanying financial statements were prepared using the accrual basis of accounting in accordance with generally accepted accounting principles.

Cash and Cash Equivalents	The Company considers all highly liquid short-term investments which have an original maturity of three months or less to be cash equivalents.

Loans held for Sale	Loans originated and intended for sale into the secondary market are carried at the lower of cost or estimated fair value. Net unrealized losses are recognized through a valuation allowance by charges to operations. The carrying value of loans includes the principal outstanding balance, origination discount or premium, and allowance for loss on loans.

Prepaid expenses	Prepaid expenses comprise of advance payments of rent, insurance and certain miscellaneous items made as of December 31, 2011 and 2010.

Escrows	At the time of closing, the Company collects and holds certain loan closing costs on behalf of third parties. Amounts collected are held in separate escrow accounts and disbursed in accordance with Company policies.

Derivative Instruments	In the normal course of business, the Company enters into contractual commitments to extend mortgage financing to borrowers for the purchase of a residence. All mortgagors are evaluated for credit worthiness prior to the extension of this commitment. To mitigate the risk of adverse changes in interest rates the Company enters into purchase commitments with investors. This forward sale commitment is entered into on the same date as the interest rate lock commitment is extended to the borrower. In accordance with the Derivatives and Hedging topic (Topic 815) of the FASB Accounting Standards Codification, the forward sale commitments are classified as derivatives.

8

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

FOR THE YEARS ENDED DECEMBER 31, 2011 and 2010

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment	Property and equipment consists of equipment, furniture, and leasehold improvements and are reported in the balance sheet at cost if purchased, and at fair value at the date of donation, if donated. The Company capitalizes all expenditures for property and equipment in excess of $500 and a useful life when acquired of more than one year. Leasehold improvements are amortized over the term of the lease or useful life, whichever is shorter. Maintenance and repairs that do not significantly increase the useful life of the asset are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Property and equipment are reviewed for impairment when a significant change in the asset’s use or another of indication of possible impairment is present. No impairment losses were recognized in the financial statements in the current period.

Intangibles	The Company incurred software acquisition and licensing costs during 2011 and 2010. The software and licenses are carried at cost and amortized using the straight-line method over three years. For the year ending December 31, 2011, the Company recorded amortization expense of $22,030. For the year ending December 31, 2010, the Company recorded amortization expense of $15,159.

Revenue Recognition	The Company entered into a loan purchase agreement (Agreement) with George Mason Mortgage, L.L.C. (GMM) whereby it agrees to sell and deliver to the investor originated mortgage loans. The price at which the mortgage loans will be sold to the investor is fixed as of the date the Company enters into a rate lock commitment with the borrower and is not subject to fluctuations based on changes in market conditions. If a prospective borrower cancels the loan agreement, the forward sale of the loan to the investor is also cancelled. The Company records mortgage loan origination fees at the date the loans are settled with the mortgagor and gains on the sale of mortgage loans when they are sold and delivered to the investor.

The Company accounts for the sale of mortgage loans to investors pursuant to the Transfers and Servicing topic (Topic 860) of the FASB Accounting Standards Codification because the loan assets have been legally isolated from the Company; the Company has no ability to restrict or constrain the ability of the investor to pledge or exchange the mortgage loans; and, because the Company does not have the entitlement or ability to repurchase the mortgage loans or unilaterally cause the investor to put the mortgage loans back to the Company.

Gains on sale of mortgage loans represent the difference between the net sales proceeds and the carrying value of the mortgage loans sold and are recognized at the time of sale.

9

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

FOR THE YEARS ENDED DECEMBER 31, 2011 and 2010

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes	The Company is a limited liability company which elects to be treated as a partnership for income tax reporting purposes and, therefore, is not subject to federal or state income tax, except for revenues associated with loans originated in the District of Columbia and Maryland. In accordance with the laws of the respective jurisdictions, the Company accrued unincorporated business income tax liabilities in the amount of $35,000 and $20,000 payable to the District of Columbia and State of Maryland for the years ended December 31, 2011 and 2010, respectively.

The Company has adopted the accounting of uncertainty in income taxes as required by the Income Taxes topic (Topic 740) of the FASB Accounting Standards Codification. Topic 740 requires the Company to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is more than fifty percent likely of being realized upon ultimate settlement which could result in the Company recording a tax liability that would reduce the Company’s capital.

The Company has analyzed its tax positions, and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on returns filed for open tax years (2009-2010), or expected to be taken in the Company’s 2011 tax returns. The Company is not aware of any tax positions for which it believes that there is a reasonable possibility that the total amounts of unrecognized tax benefits will change materially in the next twelve months.

Use of Estimates	Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

Reclassifications	Certain amounts for December 31, 2010 have been reclassified to conform to the current year presentation.

10

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

FOR THE YEARS ENDED DECEMBER 31, 2011 and 2010

NOTE C – CONCENTRATIONS OF RISKS

The Company maintains its cash and cash equivalents at two financial institutions. As of December 31, 2011 and 2010, cash held in financial institutions was not in excess of the Federal Deposit Insurance Corporation limit of $250,000.

The Company entered into a loan purchase agreement with George Mason Mortgage L.L.C. (GMM), whereby the Company sells mortgage loans to GMM pursuant to the provisions set forth in the loan purchase agreement.

NOTE D – LOANS HELD FOR SALE

Loans originated and intended for sale into the secondary market are carried at the lower of cost or estimated fair value. Net unrealized losses, if any, are recognized through a valuation allowance by charges to operations. Carrying amount includes unpaid principal balances, valuation allowances, and originator premiums or discounts. At December 31, 2011 and 2010, loans held for sale consists of the following:

Description	2011	2010

Residential Mortgage Loans	$37,003,198	$15,638,652
Less: Loan loss reserves	(250,000)	(140,000)

Loans held for sale, net	$36,753,198	$15,498,652

NOTE E – DERIVATIVE FINANCIAL INSTRUMENTS

The Company enters into rate lock commitments with its mortgage customers. The Company is also a party to forward mortgage loan sales contracts to sell loans servicing released. The rate lock commitment and forward sale agreement are undesignated derivatives and marked to fair value through earnings. The fair value of the rate lock derivative includes the servicing premium and the interest spread for the difference between retail and wholesale mortgage rates. Realized and unrealized gains on mortgage banking activities present the gain recognized for the period presented and associated with these elements of fair value. On the date the mortgage loan closes, the loan held for sale is designated as the hedged item in a cash flow hedge relationship and the forward loan sale commitment is designated as the hedging instrument.

At December 31, 2011 and 2010, accumulated other comprehensive income included an unrealized gain, net of tax, of $890,407 and $12,805, respectively, related to forward loan sales contracts designated as the hedging instrument in the cash flow hedge. Loans held for sale are generally sold within sixty days of closing and, therefore, all or substantially all of the amount recorded in accumulated other comprehensive income at December 31, 2011 which is related to the Company’s cash flow hedges will be recognized in earnings in the first quarter of 2012.

11

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

FOR THE YEARS ENDED DECEMBER 31, 2011 and 2010

NOTE F – FAIR VALUE MEASUREMENTS

In accordance with the Fair Value Measurements and Disclosures topic (Topic 820) of the FASB Accounting Standards Codification, the Company has categorized its financial instrument, based on the priority of the inputs to the valuations technique into a three-level fair value hierarchy. These tiers include:

Level 1.	Observable inputs such as quoted prices in active markets.

Level 2.	Inputs other than quoted prices in active markets that are either directly or indirectly observable.

Level 3.	Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The derivative instruments recorded on the Balance Sheet are categorized based on the inputs to the valuation technique as follows for the year ended December 31, 2011:

	Level 1	Level 2	Level 3	Total
Asset Category -
Derivative Instruments
Forward sale commitments			$1,134,691	$1,134,691
Total			$1,134,691	$1,134,691

The derivative instruments recorded on the Balance Sheet are categorized based on the inputs to the valuation technique as follows for the period ended December 31, 2010:

	Level 1	Level 2	Level 3	Total
Asset Category -
Derivative Instruments
Forward sale commitments			$244,284	$244,284
Total			$244,284	$244,284

12

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

FOR THE YEARS ENDED DECEMBER 31, 2011 and 2010

NOTE G – PROPERTY AND EQUIPMENT

Following is a summary of property and equipment at cost as of December 31, 2011 and 2010:

Description	2011	2010
Equipment	$487,035	$326,430
Furniture	109,194	104,142
Leasehold improvements	47,505	16,799
	643,734	447,371
Less: Accumulated depreciation	(249,658)	(119,007)

Total	$394,076	$328,364

Depreciation expense for the year ended December 31, 2011 was $ 182,040. Depreciation expense for the period ended December 31, 2010 was $108,551.

NOTE H – INVESTMENT IN UNCONSOLIDATED JOINT VENTURE

During 2011, the Company formed Lender Service Provider, LLC (the LLC), a limited liability company organized in the state of Virginia. The Company has a 50% ownership interest in the LLC. The LLC will engage in the performance of secondary marketing, accounting, post-closing, shipping, final documentation, mortgage loan compliance activities and general information technology functions for the Company. The Company reports the investment in the LLC under the equity method of accounting.

NOTE I – WAREHOUSE LINE OF CREDIT

The Company’s mortgage loan originations are funded through the use of a warehouse loan facility. Cardinal Financial Corporation (Cardinal) has provided the warehouse facility since June 2009. GMM is a wholly-owned subsidiary of Cardinal. The original limit on the line of credit was $10 million. During 2010, the Company modified the terms of the original agreement thereby extending the limit to $20 million. The warehouse facility bears interest at a variable rate based on the Federal Funds Target Rate plus 3%. According to the terms of the modified agreement, the Company shall maintain members’ tangible equity of at least $2.5 million. The Company remains joint and severally liable along with GMM for obligations under the warehouse facility. The Company guarantees amounts outstanding under the $20 million warehouse loan facility subsequent to the sale of related mortgage notes receivable, primarily to GMM. In the event the Company is required to perform under the guarantee, it would foreclose on the mortgaged property to recover the amounts paid under the guarantee. The Company believes that the fair value of the collateral that it would obtain relating to the mortgaged property is greater than the potential amount of future payments under the guarantee. Accordingly, the Company has not recorded the net fair value related to this guarantee as of December 31, 2011. The warehouse line of credit expires June 30, 2012 with the option to renew for an additional 10-month term.

In September 2011, the Company entered into an agreement with United Bank whereby the bank will provide a line of credit up to $20 million. The warehouse facility bears interest at a variable rate based on the Federal Funds Target Rate plus 3%. According to the terms of the agreement, the

13

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

FOR THE YEARS ENDED DECEMBER 31, 2011 and 2010

NOTE I – WAREHOUSE LINE OF CREDIT (Continued)

Company shall maintain members’ tangible equity of at least $1 million, and a Current Ratio of 1.05 to 1.00 at all times during the term of the loan. The warehouse line of credit expires in September 2012. Management expects the warehouse facility to be extended beyond the aforementioned period.

NOTE J – NOTES PAYABLE

The Company has two notes on equipment recorded as capital assets. The interest rate implicit in these notes are 3% and 5%. Monthly payments at December 31, 2011 are $3,088.58 and the notes expire at varying dates through March 1, 2016. The notes are secured by equipment with an original purchase price of $193,409 and accumulated depreciation of $62,989.

NOTE K – COMMITMENTS

In June 2009, the Company executed an agreement to sublease office space in Reston, Virginia until May 31, 2015. This agreement was terminated in March 2011. In July 2010, the Company executed an agreement to lease office space in Fairfax, Virginia until September 30, 2013. The agreement provides for base rent increases at 3% each year. In November 2010, the Company executed an agreement to lease office space in Mclean, Virginia, commencing January 16, 2011 and expiring February 1, 2014. The agreement provides for base rent increases at 3% each year. In June 2011, the Company entered into a sublease agreement to sublease office space in Reston, Virginia, expiring December 31, 2014. The agreement provides for base rent increases at 3% each year. Future minimum rental payments under the lease agreements are as follows:

For the Years Ending December 31,	Mclean	Fairfax	Reston	Total

2012	$45,983	$143,458	$166,872	$356,313
2013	47,363	110,183	173,547	331,093
2014	3,956		180,489	184,445

Total future minimum lease payments	$97,302	$253,641	$520,908	$871,851

Rent expense for the year ended December 31, 2011 was $313,676. Rent expense for the period ended December 31, 2010 was $295,737.

The Company is an approved FHA non-supervised lender (Title II). As a result of its participation in the federal program, the Company is required to maintain a minimum net worth of $1,000,000. As of December 31, 2011, the Company had an adjusted net worth for HUD purposes of $6,012,986 and was, therefore, in compliance with the minimum net worth requirements.

14

POTOMAC MORTGAGE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

FOR THE YEARS ENDED DECEMBER 31, 2011 and 2010

NOTE L – SUBSEQUENT EVENTS

As required by the Subsequent Events topic (Topic 855) of the FASB Accounting Standards Codification, the Company has evaluated the impact on its financial statements and disclosures of certain transactions occurring subsequent to its year end through February 28, 2012, which is the date the Company’s financial statements are available to be issued. The Company has determined that there are no subsequent events that require disclosure pursuant to Topic 855.

15

POTOMAC MORTGAGE GROUP, LLC

COMPUTATION OF ADJUSTED NET WORTH

FOR HUD REQUIREMENT PURPOSES

DECEMBER 31, 2011

1.	Servicing Portfolio at December 31, 2011		$0

2.	Add:
	Originated during fiscal year	$77,810,710
	Purchased from Loan Correspondent during fiscal year	0

	SUBTOTAL

3.	Less, amounts included in Line 2: Servicing retained	$0
	Loan Correspondent purchases retained	0

	SUBTOTAL		0

4.	TOTAL		$77,810,710

5.	1% of Line 4		$778,107

6.	Minimum Net Worth required (Greater of $1,000,000 or Line 5)		$1,000,000

7.	NET WORTH REQUIRED (Lesser of $1,000,000 or Line 6)		$1,000,000

Members’ Equity (Net Worth) per Balance Sheet			$6,314,130

Less Unacceptable Assets:			(301,144)

ADJUSTED NET WORTH			$6,012,986

Adjusted Net Worth ABOVE Amount Required			$5,012,986

16

Certified Public Accountants and Consultants

1730 Rhode Island Avenue, NW

Suite 800

Washington, DC 20036

INDEPENDENT AUDITOR’S REPORT ON INTERNAL CONTROL

To the Members

Potomac Mortgage Group, L.L.C.

Fairfax, Virginia

We have audited the financial statements of Potomac Mortgage Group, L.L.C. (the Company) as of and for the year ended December 31, 2011, and have issued our report thereon dated February 28, 2012. We have also audited the Company’s compliance with specific program requirements that could have a direct and material effect on each of its major U.S. Department of Housing and Urban Development (HUD)-assisted programs for the year ended December 31, 2011, and have issued our reports thereon, dated February 28, 2012.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America; the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States; and the Consolidated Audit Guide for Audits of HUD Programs (“Guide”), issued by the HUD Office of the Inspector General. Those standards and the Guide require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether the Company complied with the compliance requirements referred to above that could have a direct and material effect on a major HUD-assisted program.

Management of the Company is responsible for establishing and maintaining effective internal control over financial reporting and internal control over compliance with the compliance requirements referred to above. In planning and performing our audits of the financial statements and compliance, we considered the Company’s internal control over financial reporting and its internal control over compliance with the specific program requirements that could have a direct and material effect on a major HUD-assisted program to determine the auditing procedures for the purpose of expressing our opinions on the financial statements and compliance but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting and internal control over compliance. Accordingly, we do not express an opinion on the effectiveness of the Company’s internal control over financial reporting and internal control over compliance.

A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect and correct (1) misstatements of the entity’s financial statements or (2) noncompliance with specific program requirements of a HUD-assisted program on a timely To the Members

Telephone (202) 296-3306

Fax (202) 296-0059

www.mcquadebrennan.com

Member, Enterprise Worldwide

An International Association of Accountants and Advisors

17

Potomac Mortgage Group, L.L.C.

basis. A material weakness is a deficiency or combination of deficiencies in internal control such that there is a reasonable possibility that (1) a material misstatement of the entity’s financial statements or (2) material noncompliance with specific program requirements of a HUD-assisted program will not be prevented or detected and corrected on a timely basis.

Our consideration of internal control over financial reporting and internal control over compliance was for the limited purpose described in the third paragraph of this report and was not designed to identify all deficiencies in internal control that might be deficiencies, significant deficiencies, or material weaknesses. We did not identify any deficiencies in internal control that we consider to be material weaknesses as defined above.

This report is intended solely for the information and use of management, the Members, others within the entity, and the U.S. Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

McQuade Brennan, LLP Washington, DC February 28, 2012

18

Potomac Mortgage Group, LLC	Page: 1 of 2
Balance Sheet	Date: 10/09/12
Time: 11:50 am
September 30, 2012

Assets

Current Assets
Cash	$3,165,959.34
Escrow Cash	376,295.75
Third Party Fees Cash	118,579.77
Accounts Receivable	115,476.15
Other Receivables	46,423.03
Loans Held for Sale	61,706,999.22
Prepaid Expense	150,691.72
Derivative Instrument	3,023,038.17
Total Current Assets	68,703,463.15

Furniture, Fixtures & Equip
Automobiles	174,318.84
Equipment	346,562.94
Furniture	118,200.56
Software	94,829.22
Leasehold Improvements	50,993.23
Less Accumulated Depreciation	(351,660.08)
Less Accumulated Amortization	(21,250.01)
Total FF & E	411,994.70

Other Assets
Security Deposits	36,884.51
Lender Service Provider, LLC	200,000.00
Total Other Assets	236,884.51

Total Assets	$69,352,342.36

Liabilities and Members’ Equity

Current Liabilities
Accounts Payable	$112,946.81
Accrued Expenses	330,300.03
Accrued Commissions	853,603.06
Current Loan Liabilities	550,965.81
Warehouse Line (United Bank)	21,179,592.41
Warehouse Line (Comerica Bank)	20,638,524.07
Warehouse Line (BB&T)	16,830,403.87

Potomac Mortgage Group, LLC	Page: 2 of 2
Balance Sheet	Date: 10/09/12
Time: 11:50 am
September 30, 2012

Total Current Liabilities	60,496,336.06

Long Term Liabilities
Chase	75,668.40
Lexus	57,080.37
Loan Loss Reserve	250,000.00
Other Liabilities	97,175.63
Total Liabilities	60,976,260.46

Members’ Equity
Contributions	1,600,000.00
Distributions	(2,889,845.92)
Series A - Contributions	1,374,999.46
Series A - Distributions	(266,614.27)
Profit/Loss (previous years)	4,096,332.56
Profit/Loss (current year)	4,461,210.07
Total Members’ Equity	8,376,081.90
Total Liabilities and Members’ Equity	$69,352,342.36

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Eric L. Tichenor
Eric L. Tichenor Senior Vice President/ CFO

Date:  May 10, 2013